EXHIBIT 4.2

                           FOURTH AMENDMENT AGREEMENT


     FOURTH AMENDMENT AGREEMENT, dated as of March 31, 2003 (this "Amendment Agreement"), to the Amended and Restated Credit Agreement, dated as of May 14, 2001, as amended to date (and as the same may be further amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement"), among Microtek Medical Holdings, Inc., formerly known as Isolyser Company, Inc., a Georgia corporation ("MMH") and Microtek Medical, Inc., a Delaware corporation ("Microtek", together with MMH, each a "Borrower" and, jointly and severally, the "Borrowers"), the lenders named therein (the "Lenders"), the guarantors named therein (the "Guarantors") and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as agent (the "Agent") for the Lenders. Terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.

     WHEREAS, the Borrowers have requested and the Lenders have agreed to amend the Credit Agreement as described herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

     SECTION 1. AMENDMENT TO CREDIT AGREEMENT.

     1.1 Section 7.07 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "SECTION 7.07. Capital Expenditures. Permit the aggregate amount of payments made for capital expenditures including Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) hereof, to exceed (i) $3,000,000 for the Fiscal Year ending on December 31, 2003, and (ii) $2,500,000 for the Fiscal Year ending on December 31, 2004, and each Fiscal Year thereafter."

     1.2 Section 7.09 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "SECTION 7.09 EBITDA. Permit EBITDA of the Borrowers and their subsidiaries on a Consolidated basis to be less than (i) $8,000,000 for the four quarter periods ending on March 31, 2003, and June 30, 2003, (ii) $9,000,000 for the four quarter period ending on September 30, 2003, (iii) $10,000,000 for the four quarter period ending on December 31, 2003 and each four quarter period thereafter. For purposes hereof, EBITDA shall mean for the applicable period the sum of Net Income, depreciation and amortization, federal, state and local income taxes and interest expense for such period, computed and calculated in accordance with GAAP."

     SECTION 2. CONDITIONS PRECEDENT.

     This Amendment Agreement shall become effective upon the execution and delivery of counterparts hereof by the parties listed below and the fulfillment of the following conditions:

     (a)  All  representations  and  warranties   contained  in  this  Amendment
Agreement or otherwise made in writing to the Agent in connection herewith shall be true and correct.

     (b) No unwaived event has occurred and is continuing which constitutes an Event of Default under the Credit Agreement or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

     (c) The Agent shall have received an amendment fee in the amount of $3,500.

     (d) The Agent shall have received such other documents as the Lenders or the Agent or the Agent's counsel shall reasonably deem necessary.

     SECTION 3. MISCELLANEOUS.

     3.1 Each Borrower and each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit Agreement and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date. Each Borrower and each Guarantor represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

     (a) It has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment Agreement and the transactions contemplated hereby;

     (b) No consent of any other person (including, without limitation, shareholders or creditors of any Borrower or any Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment Agreement;

     (c) This Amendment Agreement has been duly executed and delivered on behalf of each Borrower and each Guarantor by a duly authorized officer, and constitutes a legal, valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity;



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

     (d) The execution, delivery and performance of this Amendment Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of any Borrower or any Guarantor; and

     (e) As of the date hereof there exists no Default or Event of Default.

     By its signature below, each Borrower and each Guarantor agree that it shall constitute an Event of Default if any representation or warranty made above should be false or misleading in any material respect.

     3.2 Upon presentation of its invoice, the Borrowers covenant and agree to pay in full all legal fees charged, and all costs and expenses incurred, by Kaye Scholer LLP, counsel to the Agent, in connection with the transactions contemplated under this Agreement and instruments in connection herewith and therewith.

     3.3 Each Borrower and each Guarantor confirms in favor of the Agent and each Lender that it agrees that it has no defense, offset, claim, counterclaim or recoupment with respect to any of its obligations or liabilities under the Credit Agreement or any other Loan Document and that nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement, and except as herein expressly amended, the Credit Agreement and other Loan Documents are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     3.4 All references to the Credit Agreement in the Credit Agreement, the Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean such agreement as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

     3.5 This Amendment Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

     3.6 THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     3.7 The parties hereto shall, at any time and from time to time following the execution of this Amendment Agreement, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment Agreement.



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

                                     MICROTEK MEDICAL HOLDINGS, INC.,
                                     formerly known as ISOLYSER COMPANY, INC.


                                     By:  /s/ Dan R. Lee
                                        ----------------------------------------
                                     Name:    Dan R. Lee
                                        ----------------------------------------
                                     Title:   CEO, President
                                        ----------------------------------------


                                     MICROTEK MEDICAL, INC.


                                     By:  /s/ Dan R. Lee
                                        ----------------------------------------
                                     Name:    Dan R. Lee
                                        ----------------------------------------
                                     Title:   CEO, President
                                        ----------------------------------------


                                     ISOLYSER - MSI, INC., formerly known as
                                     MEDSURG INDUSTRIES, INC., as Guarantor


                                     By:  /s/ Dan R. Lee
                                        ----------------------------------------
                                     Name:    Dan R. Lee
                                        ----------------------------------------
                                     Title:   CEO, President
                                        ----------------------------------------


                                     JPMORGAN CHASE BANK, formerly known as
                                     THE CHASE MANHATTAN BANK, as Agent and
                                     as Lender


                                     By:  /s/ Donna M. DiForio
                                        ----------------------------------------
                                     Name:    Donna M. DiForio
                                        ----------------------------------------
                                     Title:   Vice President
                                        ----------------------------------------



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